Exhibit 99.1

Press Release

Information for Investors:	Information for Media:

Steve Eagerton	Michelle Kersch
Black Knight	Black Knight
904.854.3683	904.854.5043
steven.eagerton@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports Third Quarter 2021 Financial Results

Strong Performance Across All Key Financial Metrics;

Raises Full Year 2021 Outlook for Third Consecutive Quarter

JACKSONVILLE, Fla. – November 8, 2021 - Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the third quarter of 2021, as compared to the prior year quarter.

Third Quarter 2021 Highlights:

●	Revenues of $378.0 million, an increase of 21%
●	Organic revenue growth of 10%
●	Operating income of $82.7 million, an increase of 39%; Operating margin of 21.9% compared to 19.0%
●	Earnings before equity in earnings of unconsolidated affiliates, net of tax of $44.7 million, an increase of 60%
●	Net earnings attributable to Black Knight of $53.4 million compared to $127.8 million; Diluted EPS of $0.34 compared to $0.82; Net earnings margin of 12.2% compared to 36.7%; The prior year period includes a non-cash gain of $88.2 million, or $0.56 per diluted share, as a result of Dun & Bradstreet Holdings, Inc.’s ("DNB") initial public offering and concurrent private placement
●	Adjusted EBITDA of $184.8 million, an increase of 19.5%; Adjusted EBITDA margin was 48.9% compared to 49.5%
●	Adjusted operating income of $148.3 million, an increase of 23%; Adjusted operating margin of 39.2% compared to 38.6%
●	Adjusted net earnings of $93.1 million, an increase of 15%; Adjusted EPS of $0.60, an increase of 15%

Third Quarter 2021 Segment Highlights:

Software Solutions

●	Revenues of $319.6 million, an increase of 23%; Organic revenue growth of 10%
●	EBITDA of $182.5 million, an increase of 20%; EBITDA margin of 57.1% compared to 58.4%
●	Operating income of $150.0 million, an increase of 24%; Operating margin of 46.9% compared to 46.6%

Data and Analytics

●	Revenues of $58.4 million, an increase of 10%; Organic revenue growth of 7%
●	EBITDA of $20.9 million, an increase of 14%; EBITDA margin of 35.8% compared to 34.5%
●	Operating income of $17.0 million, an increase of 16%; Operating margin of 29.1% compared to 27.7%

Commentary:

Black Knight Chairman and Chief Executive Officer Anthony Jabbour said, “We are proud to deliver another quarter of outstanding results, driven by the success of both our sales efforts and our ability to deliver innovative solutions.  During the third quarter, we achieved Revenue growth of 21%, Organic revenue growth of 10%, Adjusted EBITDA growth of 19.5% and Adjusted EPS growth of 15%. We continue to see consistent strength and positive momentum in our business and are pleased to increase our full year outlook for the third consecutive quarter, now reflecting Revenue in the range of $1,466 million to $1,472 million, Adjusted EBITDA in the range of $720 million to $724 million and Adjusted EPS in the range of $2.34 to $2.36.”

Other Highlights:

●	During the third quarter of 2021, we repurchased 1.4 million shares of common stock for $100.0 million, or an average price of $73.32 per share. As of September 30, 2021, we had approximately 8.0 million shares remaining under our share repurchase authorization.
●	As of September 30, 2021, we had cash and cash equivalents of $78.1 million, debt of $2,476.0 million and available capacity of $663.0 million on our revolving credit facility.

Jabbour continued, “Our strong performance reflects the consistent execution of our strategy to drive organic growth through the addition of new clients, the expansion of relationships with existing clients and the delivery of new innovative solutions.  The underlying fundamentals of our business remain very strong and based on the continued momentum of our transformation, we are updating our long-term revenue growth guidance to 7% to 9%, an increase from our prior view of 6% to 8% that was in place since our initial public offering 6 years ago.”

Business Outlook

The following forward-looking statements reflect Black Knight’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Black Knight does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Black Knight’s updated full year 2021 outlook is as follows:

	2020	2021		Growth
	Actual	Low	High	Low	High
November 8, 2021 outlook (Updated)
Revenues	$1,239	$1,466	$1,472	18%	19%
Organic revenue growth				9.5%	10%
Adjusted EBITDA	$610	$720	$724	18%	19%
Adjusted EPS	$2.11	$2.34	$2.36	11%	12%

August 5, 2021 outlook (Prior)
Revenues	$1,239	$1,447	$1,463	17%	18%
Organic revenue growth				8%	9%
Adjusted EBITDA	$610	$704	$716	15%	17%
Adjusted EPS	$2.11	$2.23	$2.29	6%	9%

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules. Black Knight has not provided a reconciliation of forward-looking Adjusted EBITDA and Adjusted EPS, including certain components of the forward-looking reconciliation, to the most directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise, as not all of the information necessary for a quantitative reconciliation is available to Black Knight without unreasonable effort. For the same reasons, Black Knight is unable to address the probable significance of the information.

Earnings Conference Call and Audio Webcast

Black Knight will host a conference call to discuss the third quarter 2021 financial results on November 8, 2021, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available from 11:30 a.m. ET on November 8, 2021, through November 15, 2021, by dialing (844) 512-2921, or for international callers (412) 317-6671. The replay passcode will be 13723821.

The call will also be webcast live from Black Knight’s investor relations website at https://investor.blackknightinc.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that delivers innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including Adjusted revenues, Organic revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating income, Adjusted operating margin, Adjusted net earnings and Adjusted EPS. These are important financial measures for us but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.

These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, operating margin, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Revenues, EBITDA, EBITDA margin, Operating income and Operating margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s ("SEC") Regulation G and Item 10(e) of Regulation S-K.

Adjusted revenues - We define Adjusted revenues as Revenues adjusted to include the revenues that were not recorded by Black Knight during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. These adjustments are reflected in Corporate and Other.

Organic revenue growth - We define Organic revenue growth as Adjusted revenues, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is adjusted to add pre-acquisition revenues of acquired businesses for the portion of the prior year matching the portion of the current year that we owned the acquired businesses.

Adjusted EBITDA - We define Adjusted EBITDA as Net earnings attributable to Black Knight, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	Depreciation and amortization;
●	Impairment charges;
●	Interest expense, net;
●	Income tax expense;
●	Other expense (income), net;
●	Equity in losses (earnings) of unconsolidated affiliates, net of tax;
●	(Gains) losses on sale of investments in unconsolidated affiliate, net of tax;
●	Net earnings (losses) attributable to redeemable noncontrolling interests;
●	deferred revenue purchase accounting adjustment;
●	equity-based compensation, including certain related payroll taxes;
●	costs associated with debt and/or equity offerings;
●	acquisition-related costs, including costs pursuant to purchase agreements; and
●	costs associated with expense reduction initiatives.

These adjustments are reflected in Corporate and Other.

Adjusted EBITDA margin - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted revenues.

Adjusted operating income – We define Adjusted operating income as Operating income, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	deferred revenue purchase accounting adjustment;
●	equity-based compensation, including certain related payroll taxes;
●	costs associated with debt and/or equity offerings;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs associated with expense reduction initiatives; and
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.

These adjustments are reflected in Corporate and Other.

Adjusted operating margin - Adjusted operating margin is calculated by dividing Adjusted operating income by Adjusted revenues.

Adjusted net earnings - We define Adjusted net earnings as Net earnings attributable to Black Knight with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity in losses (earnings) of unconsolidated affiliates, net of tax;
●	(gains) losses on sale of investments in unconsolidated affiliate, net of tax;
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting;
●	deferred revenue purchase accounting adjustment;
●	equity-based compensation, including certain related payroll taxes;
●	costs associated with debt and/or equity offerings;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs associated with expense reduction initiatives;
●	costs and settlement (gains) losses associated with significant legal matters;
●	adjustment for income tax expense primarily related to the tax effect of the non-GAAP adjustments; and
●	adjustment for redeemable noncontrolling interests primarily related to the effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted net earnings by the diluted weighted average shares of common stock outstanding.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

●	changes in general economic, business, regulatory and political conditions, including those resulting from pandemics such as COVID-19, particularly as they affect foreclosures and the mortgage industry;
●	the outbreak of COVID-19 and measures to reduce its spread, including the effect of governmental or voluntary actions such as business shutdowns and stay-at-home orders;
●	security breaches against our information systems or breaches involving our third-party vendors;
●	our ability to maintain and grow our relationships with our clients;
●	our ability to comply with or changes to the laws, rules and regulations that affect our and our clients’ businesses;
●	our ability to adapt our solutions to technological changes or evolving industry standards or to achieve our growth strategies;
●	our ability to protect our proprietary software and information rights;
●	the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;
●	risks associated with the availability of data;
●	the effects of our existing leverage on our ability to make acquisitions and invest in our business;
●	our ability to successfully consummate, integrate and achieve the intended benefits of acquisitions;
●	risks associated with our investment in DNB and integrating and achieving the intended benefits of the acquisition of Optimal Blue, LLC (“Optimal Blue”); and
●	other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information”, “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC.

BLACK KNIGHT, INC.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$78.1	$34.7
Trade receivables, net	186.2	182.2
Prepaid expenses and other current assets	88.6	70.4
Total current assets	352.9	287.3
Property and equipment, net	153.9	163.1
Computer software, net	512.3	498.3
Other intangible assets, net	652.8	692.3
Goodwill	3,815.7	3,613.4
Investments in unconsolidated affiliates	475.2	470.5
Deferred contract costs, net	183.7	172.3
Other non-current assets	220.6	193.3
Total assets	$6,367.1	$6,090.5
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$79.9	$88.1
Accrued compensation and benefits	92.8	79.3
Current portion of debt	26.2	73.0
Deferred revenues	62.3	50.9
Total current liabilities	261.2	291.3
Deferred revenues	79.1	92.7
Deferred income taxes	290.7	284.0
Long-term debt, net of current portion	2,449.8	2,121.9
Other non-current liabilities	86.2	94.9
Total liabilities	3,167.0	2,884.8

Redeemable noncontrolling interests	947.1	578.0

Equity:
Additional paid-in capital	1,653.2	2,053.7
Retained earnings	906.6	757.4
Accumulated other comprehensive loss	(31.7)	(38.8)
Treasury stock, at cost	(275.1)	(144.6)
Total shareholders' equity	2,253.0	2,627.7
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,367.1	$6,090.5

BLACK KNIGHT, INC.

Consolidated Statements of Earnings

(In millions, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues	$378.0	$312.6	$1,089.0	$896.4
Expenses:
Operating expenses	203.0	167.2	586.2	485.1
Depreciation and amortization	93.6	64.0	271.8	180.3
Transition and integration costs	(1.3)	21.9	10.9	26.8
Total expenses	295.3	253.1	868.9	692.2
Operating income	82.7	59.5	220.1	204.2
Other income and expense:
Interest expense, net	(21.6)	(14.7)	(62.8)	(42.4)
Other (expense) income, net	(1.1)	(0.9)	(5.3)	17.1
Total other expense, net	(22.7)	(15.6)	(68.1)	(25.3)
Earnings before income taxes and equity in earnings of unconsolidated affiliates	60.0	43.9	152.0	178.9
Income tax expense	15.3	15.9	31.0	41.3
Earnings before equity in earnings of unconsolidated affiliates	44.7	28.0	121.0	137.6
Equity in earnings of unconsolidated affiliates, net of tax	1.6	86.6	3.0	66.2
Net earnings	46.3	114.6	124.0	203.8
Net losses attributable to redeemable noncontrolling interests	7.1	13.2	23.2	13.2
Net earnings attributable to Black Knight	$53.4	$127.8	$147.2	$217.0

Net earnings per share attributable to Black Knight shareholders:
Basic	$0.34	$0.82	$0.95	$1.44
Diluted	$0.34	$0.82	$0.94	$1.43
Weighted average shares of common stock outstanding:
Basic	155.2	155.4	155.4	150.9
Diluted	156.2	156.3	155.9	151.7

BLACK KNIGHT, INC.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net earnings	$124.0	$203.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	271.8	180.3
Amortization of debt issuance costs and original issue discount	2.9	2.4
Loss on extinguishment of debt	2.5	—
Deferred income taxes, net	(6.0)	(0.9)
Equity in earnings of unconsolidated affiliates, net of tax	(3.0)	(66.2)
Equity-based compensation	32.4	29.4
Changes in assets and liabilities, net of acquired assets and liabilities:
Trade receivables, including receivables from related parties	—	(5.2)
Prepaid expenses and other assets	(43.4)	(12.5)
Deferred contract costs	(36.6)	(36.9)
Deferred revenues	(6.5)	(17.0)
Trade accounts payable and other liabilities	(6.7)	(11.3)
Net cash provided by operating activities	331.4	265.9
Cash flows from investing activities:
Additions to property and equipment	(17.8)	(19.5)
Additions to computer software	(65.9)	(63.2)
Business acquisitions, net of cash acquired	(302.5)	(1,869.2)
Investment in DNB	—	(100.0)
Asset acquisitions	(10.0)	(15.0)
Other investing activities	(1.2)	8.4
Net cash used in investing activities	(397.4)	(2,058.5)
Cash flows from financing activities:
Net proceeds from issuance of common stock, before offering expenses	—	484.6
Costs directly associated with issuance of common stock	—	(0.4)
Issuance of senior unsecured notes, net of original issue discount	—	990.0
Revolver borrowings	613.9	574.6
Revolver payments	(324.6)	(746.6)
Term loan borrowings	1.6	—
Term loan payments	—	(39.1)
Contributions received for redeemable noncontrolling interests	—	578.0
Purchases of treasury stock	(146.7)	—
Tax withholding payments for restricted share vesting	(24.4)	(20.9)
Finance lease payments	(2.8)	(9.4)
Debt issuance costs paid	(7.6)	(2.4)
Net cash provided by financing activities	109.4	1,808.4
Net increase in cash and cash equivalents	43.4	15.8
Cash and cash equivalents, beginning of period	34.7	15.4
Cash and cash equivalents, end of period	$78.1	$31.2
Supplemental cash flow information:
Interest paid, net	$(69.7)	$(36.4)
Income taxes paid, net	$(42.6)	$(48.1)

BLACK KNIGHT, INC.

Segment Information

(In millions)

(Unaudited)

	Three months ended September 30, 2021
	Software	Data and	Corporate
	Solutions	Analytics	and Other		Total
Revenues	$319.6	$58.4	$—	(1)	$378.0
Expenses:
Operating expenses	137.1	37.5	28.4	(2)	203.0
Transition and integration costs	—	—	(1.3)	(3)	(1.3)
EBITDA	182.5	20.9	(27.1)		176.3
Depreciation and amortization	32.5	3.9	57.2	(4)	93.6
Operating income (loss)	150.0	17.0	(84.3)		82.7
Interest expense, net					(21.6)
Other expense, net					(1.1)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					60.0
Income tax expense					15.3
Earnings before equity in earnings of unconsolidated affiliates					44.7
Equity in earnings of unconsolidated affiliates, net of tax					1.6
Net earnings					46.3
Net losses attributable to redeemable noncontrolling interests					7.1
Net earnings attributable to Black Knight					$53.4

	Three months ended September 30, 2020
	Software	Data and	Corporate
	Solutions	Analytics	and Other		Total
Revenues	$259.5	$53.1	$—	(1)	$312.6
Expenses:
Operating expenses	107.9	34.8	24.5	(2)	167.2
Transition and integration costs	—	—	21.9	(3)	21.9
EBITDA	151.6	18.3	(46.4)		123.5
Depreciation and amortization	30.6	3.6	29.8	(4)	64.0
Operating income (loss)	121.0	14.7	(76.2)		59.5
Interest expense, net					(14.7)
Other expense, net					(0.9)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					43.9
Income tax expense					15.9
Earnings before equity in earnings of unconsolidated affiliates					28.0
Equity in earnings of unconsolidated affiliates, net of tax					86.6
Net earnings					114.6
Net losses attributable to redeemable noncontrolling interests					13.2
Net earnings attributable to Black Knight					$127.8

BLACK KNIGHT, INC.

Segment Information (Continued)

(In millions)

(Unaudited)

	Nine months ended September 30, 2021
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$920.8	$168.2	$—	(1)	$1,089.0
Expenses:
Operating expenses	392.6	106.8	86.8	(2)	586.2
Transition and integration costs	—	—	10.9	(3)	10.9
EBITDA	528.2	61.4	(97.7)		491.9
Depreciation and amortization	96.9	11.4	163.5	(4)	271.8
Operating income (loss)	431.3	50.0	(261.2)		220.1
Interest expense, net					(62.8)
Other expense, net					(5.3)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					152.0
Income tax expense					31.0
Earnings before equity in earnings of unconsolidated affiliates					121.0
Equity in earnings of unconsolidated affiliates, net of tax					3.0
Net earnings					124.0
Net losses attributable to redeemable noncontrolling interests					23.2
Net earnings attributable to Black Knight					$147.2

	Nine months ended September 30, 2020
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$749.3	$147.4	$(0.3)	(1)	$896.4
Expenses:
Operating expenses	312.1	98.4	74.6	(2)	485.1
Transition and integration costs	—	—	26.8	(3)	26.8
EBITDA	437.2	49.0	(101.7)		384.5
Depreciation and amortization	91.1	11.4	77.8	(4)	180.3
Operating income (loss)	346.1	37.6	(179.5)		204.2
Interest expense, net					(42.4)
Other income, net					17.1
Earnings before income taxes and equity in earnings of unconsolidated affiliates					178.9
Income tax expense					41.3
Earnings before equity in earnings of unconsolidated affiliates					137.6
Equity in earnings of unconsolidated affiliates, net of tax					66.2
Net earnings					203.8
Net losses attributable to redeemable noncontrolling interests					13.2
Net earnings attributable to Black Knight					$217.0

(1)	Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.
(2)	Operating expenses for Corporate and Other includes equity-based compensation, including certain related payroll taxes, of $9.8 million and $9.3 million for the three months ended September 30, 2021 and 2020, respectively, and $33.5 million and $30.5 million for the nine months ended September 30, 2021 and 2020, respectively.
(3)	Transition and integration costs primarily consists of costs associated with acquisitions and expense reduction initiatives.
(4)	Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of Revenues to Adjusted Revenues and Organic Revenue Growth

	Three months ended September 30,
	2021		2020			Organic
				Pre-acquisition	Adjusted	revenue
	As reported		As reported	revenues(1)	base	growth
Servicing Software	$210.9		$194.2	$—	$194.2	9%
Origination Software	108.7	(2)	65.3	30.4	95.7	14%
Software Solutions	319.6		259.5	30.4	289.9	10%
Data and Analytics	58.4	(3)	53.1	1.2	54.3	7%
Corporate and Other	—		—
Revenues	378.0		312.6
Deferred revenue purchase accounting adjustment	—		—
Adjusted revenues	$378.0		$312.6	$31.6	$344.2	10%

Note: Amounts may not recalculate due to rounding.

(1)	Includes pre-acquisition revenues of Optimal Blue, TOMN Holdings, Inc. (“Top of Mind”), eMBS, Inc. (“eMBS”), DocVerify, and NexSpring Financial, LLC (“NexSpring”) for the three months ended September 30, 2020.
(2)	Includes revenues of $38.3 million from the acquired businesses of Optimal Blue (7/1/21-9/14/21) and DocVerify (7/1/21-8/26/21) related to portion of the current year that the business was not owned in the prior year as well as revenues from the current year acquisitions of Top of Mind and NexSpring.
(3)	Includes revenues of $1.3 million from the current year acquisition of eMBS.

	Nine months ended September 30,
	2021		2020			Organic
				Pre-acquisition	Adjusted	revenue
	As reported		As reported	revenues(1)	base	growth
Servicing Software	$621.4		$574.2	$—	$574.2	8%
Origination Software	299.4	(2)	175.1	88.7	263.8	13%
Software Solutions	920.8		749.3	88.7	838.0	10%
Data and Analytics	168.2	(3)	147.4	4.2	151.6	11%
Corporate and Other	—		(0.3)
Revenues	1,089.0		896.4
Deferred revenue purchase accounting adjustment	—		0.3
Adjusted revenues	$1,089.0		$896.7	$92.9	$989.6	10%

(1)	Includes pre-acquisition revenues of Optimal Blue, Top of Mind, DocVerify, Collateral Analytics, LLC (“Collateral Analytics”), eMBS and NexSpring for the nine months ended September 30, 2020.
(2)	Includes revenues of $112.5 million from the acquired businesses of Optimal Blue (1/1/21-9/14/21) and DocVerify (1/1/21-8/26/21) related to portion of the current year that the business was not owned in the prior year as well as revenues from the current year acquisitions of Top of Mind and NexSpring.
(3)	Includes revenues of $4.1 million from the acquired businesses of Collateral Analytics (1/1/21 – 3/2/21) related to portion of the current year that the business was not owned in the prior year as well as revenues from the current year acquisitions of eMBS.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions, except per share data)

(Unaudited)

Reconciliation of Net Earnings to Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net earnings attributable to Black Knight	$53.4	$127.8	$147.2	$217.0
Depreciation and amortization	93.6	64.0	271.8	180.3
Interest expense, net	21.6	14.7	62.8	42.4
Income tax expense	15.3	15.9	31.0	41.3
Other expense (income), net	1.1	0.9	5.3	(17.1)
Equity in earnings of unconsolidated affiliates, net of tax	(1.6)	(86.6)	(3.0)	(61.2)
Gain on sale of investment in unconsolidated affiliate, net of tax	—	—	—	(5.0)
Net losses attributable to redeemable noncontrolling interests	(7.1)	(13.2)	(23.2)	(13.2)
EBITDA	176.3	123.5	491.9	384.5
Deferred revenue purchase accounting adjustment	—	—	—	0.3
Equity-based compensation(1)	9.8	9.3	33.5	30.5
Debt and/or equity offering expenses	—	(0.1)	—	0.1
Acquisition-related costs	(1.8)	18.5	9.5	22.4
Expense reduction initiatives	0.5	3.5	1.4	4.3
Adjusted EBITDA	$184.8	$154.7	$536.3	$442.1
Net earnings margin	12.2%	36.7%	11.4%	22.7%
Adjusted EBITDA margin	48.9%	49.5%	49.2%	49.3%

(1)	Includes accelerated recognition of equity-based compensation expense of $2.9 million for the nine months ended September 30, 2021, and $0.2 million and $0.4 million for the three and nine months ended September 30, 2020, respectively.

Reconciliation of Operating Income to Adjusted Operating Income

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Operating income	$82.7	$59.5	$220.1	$204.2
Deferred revenue purchase accounting adjustment	—	—	—	0.3
Equity-based compensation	9.8	9.3	33.5	30.5
Debt and/or equity offering expenses	—	(0.1)	—	0.1
Acquisition-related costs	(1.8)	18.5	9.5	22.4
Expense reduction initiatives	0.5	3.5	1.4	4.3
Depreciation and amortization purchase accounting adjustment	57.1	30.0	163.7	78.3
Adjusted operating income	$148.3	$120.7	$428.2	$340.1
Operating margin	21.9%	19.0%	20.2%	22.8%
Adjusted operating margin	39.2%	38.6%	39.3%	37.9%

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions, except per share data)

(Unaudited)

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net earnings attributable to Black Knight	$53.4	$127.8	$147.2	$217.0
Equity in earnings of unconsolidated affiliates, net of tax	(1.6)	(86.6)	(3.0)	(61.2)
Gain on sale of investment in unconsolidated affiliate, net of tax	—	—	—	(5.0)
Depreciation and amortization purchase accounting adjustment (1)	57.1	30.0	163.7	78.3
Deferred revenue purchase accounting adjustment	—	—	—	0.3
Equity-based compensation (2)	9.8	9.3	33.5	30.5
Debt and/or equity offering expenses	—	(0.1)	2.3	0.1
Acquisition-related costs	(1.8)	18.5	9.5	22.4
Expense reduction initiatives	0.5	3.5	1.4	4.3
Legal matters	1.1	0.9	3.0	(17.0)
Income tax expense adjustment	(12.9)	(8.5)	(50.9)	(27.2)
Redeemable noncontrolling interests adjustment (3)	(12.5)	(13.7)	(37.5)	(13.7)
Adjusted net earnings	$93.1	$81.1	$269.2	$228.8

Adjusted EPS	$0.60	$0.52	$1.73	$1.51
Weighted average shares outstanding, diluted	156.2	156.3	155.9	151.7

(1)	Components of the depreciation and amortization purchase accounting adjustment are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Other intangible assets	$41.7	$17.9	$119.6	$44.3
Computer software	15.2	12.1	43.6	34.1
Property and equipment	0.2	0.2	0.6	0.6
Deferred contract costs	—	(0.2)	(0.1)	(0.7)
Depreciation and amortization purchase accounting adjustment	$57.1	$30.0	$163.7	$78.3

(2)	Includes accelerated recognition of equity-based compensation expense of $2.9 million for the nine months ended September 30, 2021, and $0.2 million and $0.4 million for the three and nine months ended September 30, 2020, respectively.
(3)	The redeemable noncontrolling interests adjustment primarily includes the effect of the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions)

(Unaudited)

Reconciliation of Revenue Growth to Adjusted Revenue Growth and Organic Revenue Growth

	Full Year 2021 Guidance		Full Year 2020
				Pre-acquisition	Adjusted
	Low	High	As reported	revenues(1)	base
Revenues	$1,466	$1,472	$1,239	$100	$1,339
Revenue growth	18%	19%
Organic revenue growth	9.5%	10%

(1)	Includes pre-acquisition revenues of Optimal Blue, Top of Mind, eMBS, DocVerify, Collateral Analytics and NexSpring for the year ended December 31, 2020.